UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 10, 2010
Dr Pepper Snapple Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5301 Legacy Drive, Plano, Texas 75024
(Address of principal executive offices, including zip code)
(972) 673-7000
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 10, 2010, Dr Pepper Snapple Group, Inc. (the “Company”) entered into a commercial paper program (the “Program”) under which the Company may issue unsecured commercial paper notes (the “Notes”) on a private placement basis up to a maximum aggregate amount outstanding at any time of $500 million.
J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are each acting as a dealer under the Program (collectively, the “Dealers”) pursuant to the terms and conditions of their respective Dealer Agreements with the Company (each, a “Dealer Agreement”). The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions and provide the terms under which the Dealers either purchase from the Company or arrange for the sale by the Company of Notes pursuant to an exemption from federal and state securities laws. JPMorgan Chase Bank, National Association is acting as the issuing and paying agent under the Program.
Under the Program, the Company may issue the Notes from time to time, and the proceeds from the Notes will be used for general corporate purposes. The maturities of the Notes will vary, but may not exceed 364 days from the date of issue. The Notes will be sold under customary terms in the commercial paper market and will be issued at a discount from par, or, alternatively, will be sold at par and bear varying interest rates on a fixed or floating basis.
A copy of the Dealer Agreement with J.P. Morgan Securities LLC, dated as of December 10, 2010, is attached to this report as Exhibit 10.1 and is incorporated by reference as though it was fully set forth herein. In accordance with Instruction 2 to Item 601 of Regulation S-K, the Company is filing only one commercial paper dealer agreement, as the other agreements are substantially identical in all material respects except as to the parties thereto and the notice provisions. The description above is a summary of the Program and is qualified in reference in its entirety by the Dealer Agreements.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information related to the $500 million commercial paper program discussed under Item 1.01 above is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
10.1	Commercial Paper Dealer Agreement between Dr Pepper Snapple Group, Inc. and J.P. Morgan Securities LLC, dated as of December 10, 2010*.

*	In accordance with Instruction 2 to Item 601 of Regulation S-K, the Company has filed only one Dealer Agreement, as the other Dealer Agreements are substantially identical in all material respects except as to the parties thereto and the notice provisions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DR PEPPER SNAPPLE GROUP, INC.
Date: December 10, 2010
	By:	/s/ James L. Baldwin, Jr.
		Name:	James L. Baldwin, Jr.
		Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Commercial Paper Dealer Agreement between Dr Pepper Snapple Group, Inc. and J.P. Morgan Securities LLC, dated as of December 10, 2010*.

*	In accordance with Instruction 2 to Item 601 of Regulation S-K, the Company has filed only one Dealer Agreement, as the other Dealer Agreements are substantially identical in all material respects except as to the parties thereto and the notice provisions.